UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 4, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 4, 2008, PDL BioPharma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and full year ended December 31, 2007 (the “Earnings Release”). The Earnings Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Use of Non-GAAP Financial Information

To supplement the financial information that is presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in our Earnings Release, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash and other charges. These non-GAAP financial measures exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items. We believe that these non-GAAP measures presented in the Earnings Release are useful for investors because these measures provide added insight into our performance and enhance an investor’s overall understanding of our financial performance by reconciling more closely to the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our ongoing operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the Company to compare our results from period to period. Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to financial information presented in compliance with GAAP, and the non-GAAP financial measures we reported may not be comparable to similarly titled items reported by other companies.

Item 8.01.  Other Events.

On March 4, 2008, the Company also announced that it will no longer actively pursue the sale of the Company and other related matters as discussed in the press release attached as Exhibit 99.2 to this current report on Form 8-K (the “Press Release”).

Use of Non-GAAP Financial Information

Our Press Release includes our operating expenses for 2007, which is a non-GAAP financial measure, and our forward-looking non-GAAP estimate of annualized operating expenses at the end of the transition period following the Company’s restructuring.  This non-GAAP financial measure and forward-looking estimate exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, asset impairment charges and restructuring charges that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP).  We believe that the 2007 non-GAAP financial measure and forward-looking non-GAAP estimate of annualized operating expenses presented in our Press Release are useful for investors because this measure and estimate provide additional information regarding and enhance an investor’s overall understanding of our future potential cost structure after the completion of the asset sales transactions and restructuring compared to the Company’s historical cost structure.  The non-GAAP financial measure and estimate should be considered as a supplement to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. The non-GAAP operating expenses for 2007 of $340.2 million are comprised of research and development, selling and marketing and general and administrative expenses from both continuing and discontinued operations, excluding depreciation of $32.2 million, amortization of intangibles of $1.6 million, and stock-based compensation of $32.3 million, which excluded amounts are allocated between continuing and discontinued operations in the Company’s financial statements for the fiscal year ended December 31, 2007.  The amounts or estimated amounts of depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, asset impairment charges and restructuring charges excluded from the forward-looking non-GAAP estimate of annualized operating expenses are not reasonably quantifiable at this time because they depend upon future events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated March 4, 2008, regarding the fourth quarter and full year ended December 31, 2007 financial results of PDL BioPharma, Inc.

99.2	Press Release, dated March 4, 2008, regarding end of company sale process and related matters of PDL BioPharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 5, 2008

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer